UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

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HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Supplemental Indenture

In conjunction with the tender offers described under Item 8.01 below, Howmet Aerospace Inc. (the “Company”) announced that it had entered into a new supplemental indenture amending the indenture governing its 5.400% notes due 2021 (the “2021 Notes”) with effect solely in regard to the 2021 Notes.  The new supplemental indenture is the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of May 6, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) to the indenture dated as of September 30, 1993 between the Company and the Trustee as heretofore amended and supplemented in relation to the 2021 Notes. The Sixth Supplemental Indenture will, among other things, eliminate substantially all of the restrictive covenants and certain events of default previously applicable to the 2021 Notes. The foregoing description of the Sixth Supplemental Indenture is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 1.01.

Item 8.01.	Other Events

On May 6, 2020, the Company issued a press release announcing the results as of the initial early tender deadline (5:00 p.m., New York City time, on May 5, 2020) of its previously announced tender offers for up to $785,000,000 aggregate purchase price of its 5.400% notes due 2021 (the “2021 Notes”) and up to $210,000,000 aggregate purchase price of its 5.870% notes due 2022 (the “2022 Notes”). Additionally, the Company announced that it is extending the deadline for receiving the early tender premium in respect of each tender offer through the expiration date, and that it has increased the tender cap related to the 2022 Notes from $210,000,000 to $300,000,000. The tender cap related to the 2021 Notes remains unchanged. The Company has accepted for purchase, on May 7, 2020, $561,417,000 aggregate principal amount of the 2021 Notes and $146,642,000 aggregate principal amount of the 2022 Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Sixth Supplemental Indenture, dated as of May 6, 2020, between Howmet Aerospace Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Howmet Aerospace Inc. press release dated May 6, 2020.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: May 6, 2020	By:	/s/ Peter Hong
	Name:	Peter Hong
	Title:	Vice President and Treasurer